Exhibit 23.2(a)
Consent of Independent Registered Public Accounting Firm
We have issued our report dated December 7, 2011, with respect to the consolidated financial statements of Ergotron, Inc. and subsidiaries contained in the Registration Statement and Prospectus of Nortek, Inc. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”
/s/ Grant Thornton LLP
Minneapolis, Minnesota
December 7, 2011